Exhibit 23.1



                           CONSENT OF BDO SEIDMAN, LLP


Tel-Save Holdings, Inc.
New Hope, Pennsylvania


We hereby consent to the incorporation by reference in this Prospectus constituting a part of this Registration Statement of our reports dated January 29, 1997, relating to the consolidated financial statements and schedule of Tel-Save Holdings, Inc. and Subsidiaries (the "Company") appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1996.

We also consent to the reference to us under the caption "Experts" in the Prospectus.



/s/ BDO Seidman, LLP
--------------------
BDO Seidman, LLP

New York, New York

November 5, 1997